UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2005

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At its meeting on August 31, 2005, the Compensation Committee of the Board of Directors of HomeBanc Corp. (the “Company”) approved and adopted an amendment (the “Amendment”) to the stock appreciation rights granted by the Company during 2004 (the “2004 SARs”) under the HomeBanc Corp. Amended and Restated Long-Term Incentive Plan. The 2004 SARs, as originally granted, included tandem dividend equivalent rights in the form of restricted stock units that would be converted to shares of the Company’s common stock and delivered to the holder on the date or dates the 2004 SARs are exercised. As a result of the Amendment, any accumulated restricted stock units associated with the 2004 SARs as of each anniversary date of the date the 2004 SARs were granted will, to the extent then vested, be converted to shares of the Company’s common stock and delivered to the holder on such anniversary date.

The Amendment was adopted to avoid the unintended adverse tax consequences to the holders of the 2004 SARs as a result of new Section 409A of the Internal Revenue Code of 1986, as amended, which was enacted pursuant to the American Jobs Creation Act of 2004.

The form of Amended and Restated 2004 Stock Appreciation Rights Certificate is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Amended and Restated Stock 2004 Stock Appreciation Right Certificate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Alana L. Griffin
Alana L. Griffin
Senior Vice President, Assistant General Counsel
& Assistant Secretary

Date:	September 2, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Amended and Restated Stock 2004 Stock Appreciation Right Certificate.